SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 15, 2003

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-31923	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371
(Address of principal executive offices and zip code)

(508) 893-8999
(Registrant’s telephone number, including area code)

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of the Company to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements.  These risks and uncertainties include, but are not limited to, the possibility that the amount required to be paid by the Company to the Former Shareholders (as defined below) may ultimately be greater than the estimated amount set forth below in this Current Report on Form 8-K, the possibility that the Company may elect not to seek to modify and/or vacate the arbitrator’s decision or any portion thereof, the possibility that any modification or attempt to vacate the arbitrator’s decision that the Company elects to pursue may be resolved unfavorably to the Company and the possibility that the Company may incur significant litigation costs and expenses in connection with any modification or attempt to vacate the arbitrator’s decision, regardless of whether or not such modification or attempt to vacate the arbitrator’s decision is resolved favorably to the Company.  The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

ITEM 5.  OTHER EVENTS

On May 30, 2002, the Company served a claim notice (the “Claim Notice”) on the former shareholders of Union Biometrica (the “Former Shareholders”), seeking indemnification in connection with the May 31, 2001 Merger Agreement that effectuated the Company’s acquisition of Union Biometrica.  The Claim Notice had the effect of withholding the release of certain Company shares placed in escrow as part of the merger consideration to the Former Shareholders.  On September 5, 2002, the Former Shareholders served a Demand for Arbitration on the Company which essentially set forth defenses against the indemnification claims asserted in the Claim Notice, alleged that the Company did not have an adequate basis for its Claim Notice and asserted that the Former Shareholders could be harmed by a decline in value of the escrowed shares as a result of the Company’s failure to release the escrowed shares.

A hearing was held by an arbitrator in late April and early May, 2003.  On July 15, 2003, the Company received the arbitrator’s award (the “Award”) in favor of the Former Shareholders.  The arbitrator ruled that the Company must release 474,420 Company shares held in escrow to the Former Shareholders and also must pay the Former Shareholders an amount estimated to be approximately $700,000 which represents the difference between the market value of 322,875 Company shares held in escrow as of May 31, 2002, and the market value of those shares as of the date those shares are released, calculated as prescribed by the escrow agreement.  This one-time charge of approximately $700,000 will be reflected in the Company’s financial results for the second quarter of 2003. Since these shares were issued and outstanding effective May 31, 2001, the release of these shares will have no effect on the number of Company shares issued and outstanding.

Under the applicable arbitration rules, the arbitrator’s Award does not become final for at least 14 days.  The Company is considering whether to seek to modify and/or vacate the arbitrator’s decision or any aspects thereof.

ITEM 9.  REGULATION FD DISCLOSURE (INFORMATION PROVIDED UNDER
ITEM 12 – RESULTS OF OPERATIONS AND FINANCIAL CONDITION)

The information contained in Item 5 above is also being furnished under Item 12 — Results of Operations and Financial Condition.  It is being furnished under Item 9 of this Form 8-K in accordance with interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2003	HARVARD BIOSCIENCE, INC.

	By:	/s/ David Green
David Green
President